EXHIBIT 10.38



                  FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT
                              AND TO REVOLVING NOTE


         This Amendment is made as of this 28th day of December, 1995, by and between K-TEL INTERNATIONAL (USA), INC., a Minnesota corporation, having its principal place of business in Plymouth, Minnesota ("K-Tel USA"), and DOMINION ENTERTAINMENT, INC., a Minnesota corporation, having its principal place of business in Plymouth, Minnesota ("Dominion"; K-Tel USA and Dominion are sometimes herein collectively referred to as the "Borrowers" and each is sometimes individually referred to as a "Borrower"), and TCF BANK MINNESOTA FSB, a federally chartered stock savings bank (the "Bank").


                                    RECITALS

         A. The Borrowers and the Bank have entered into a Revolving Credit Agreement dated as of July 22, 1994, as amended by a First Amendment to Revolving Credit Agreement dated as of January 30, 1995, by a Second Amendment to Revolving Credit Agreement and to Revolving Note dated as of July 20, 1995, by a Third Amendment to Revolving Credit Agreement dated as of October 2, 1995 and by a Fourth Amendment to Revolving Credit Agreement and to Revolving Note dated as of November 28, 1995 (as amended, the "Credit Agreement"), pursuant to which the Bank, subject to the terms and conditions set forth therein, agreed to make revolving advances to the Borrowers in the aggregate amount of up to $3,500,000.

         B. The Borrowers' joint and several obligation to repay the revolving advances made by the Bank under the Credit Agreement is evidenced by the Borrowers' Revolving Note dated October 2, 1995, payable to the Bank's order in the original principal amount of $3,500,000 (the "Note").

         C. The Borrowers have requested that the Bank extend the Commitment Termination Date to November 30, 1996 and make certain other changes to the Credit Agreement.

         D. The Bank is willing to grant the Borrowers' request subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. All capitalized terms used in this Amendment, unless specifically defined herein, shall have the meanings given to such terms in the Credit Agreement.

         2. Section 1.1 of the Credit Agreement is hereby amended by deleting the existing definitions of "Commitment Amount", "Commitment Termination Date" and "Interest Rate Spread" and by substituting therefor the following new definitions:

                  "`Commitment Amount' means (i) $3,250,000 from the date of the Fifth Amendment through and including February 29, 1996, (ii) $3,000,000 from March 1, 1996 through and including June 30, 1996 and
         (iii) $2,750,000 from July 1, 1996 through and including November 30, 1996."

                  "`Commitment Termination Date' means November 30, 1996 or the earlier termination of the Commitment pursuant to Section 7.2 hereof."

                  "`Interest Rate Spread' means (i) one and one-half of one percent (1.50%) through and including December 31, 1995 and (ii) one and three-quarters of one percent (1.75%) from and after January 1, 1996."

         3. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions of "Capital Base", "Fifth Amendment" and "Subordinated Debt" in the appropriate alphabetical location:

                  "`Capital Base' of any Person means, at any date, the sum of the Tangible Net Worth of such Person plus the Subordinated Debt of such Person at such date."

                  "`Fifth Amendment' means that certain Fifth Amendment to Revolving Credit Agreement and to Revolving Note dated as of December 28th, 1995, between the Bank and the Borrowers."

                  "`Subordinated Debt' of any Person means indebtedness for borrowed money of such Person which has been subordinated in right of payment to such Person's indebtedness to the Bank on terms accepted in writing by the Bank."

         4. Section 5.7 of the Credit Agreement is hereby amended to read as follows:

                  "Section 5.7 Current Ratio of K-Tel USA. K-Tel USA will maintain at all times the ratio of its Current Assets to Current Liabilities at not less than 1 to 1.

         5. Section 5.8 of the Credit Agreement is hereby amended to read as follows:

                  "Section 5.8 Debt to Capital Base Ratio of K-Tel USA. K-Tel USA will maintain at all times the ratio of its Debt to Capital Base at not more than 5.0 to 1."

         6. Section 5.9 of the Credit Agreement is hereby amended to read as follows:

                  "Section 5.9 Debt to Capital Base Ratio of Dominion. Dominion will maintain at all times the ratio of its Debt to Capital Base at not more than .40 to 1."

         7. Section 5.10 of the Credit Agreement is hereby amended to read as follows:

                  "Section 5.10 Capital Base of K-Tel USA. K-Tel USA will maintain at all times its Capital Base in an amount not less than $3,000,000."

         8. Section 5.11 of the Credit Agreement is hereby amended to read as follows:

                  "Section 5.11 Capital Base of Dominion. Dominion will maintain at all times its Capital Base in an amount not less than $2,300,000."

         9. Section 6.7(b) of the Credit Agreement is hereby amended to read as follows:

                  "(b) Accounts receivable from and advances to Affiliates of K-Tel USA; provided, however, without the Bank's prior written consent,
         (i) the aggregate amount of accounts receivable from and advances to K-Tel, Inc. shall not exceed $3,000,000 in the aggregate at any time,
         (ii) the aggregate amount of accounts receivable from and advances to K-Tel International shall not exceed $6,000,000 in the aggregate at any time, and (iii) the aggregate amount of accounts receivable from and advances to all Affiliates of K-Tel USA other than K-Tel, Inc. and K-Tel International shall not exceed $4,000,000 in the aggregate at any time."

         10. Section 6.13 of the Credit Agreement is hereby amended to read as follows:

                  "Section 6.13 Capital Expenditures. Without the Bank's prior written consent, neither Borrower will make any Capital Expenditure (excluding any Capital Expenditure permitted below which is made to acquire copyrights in Sound Recordings, Compilations and Compositions or long-term licenses (having a term of more than 5 years) of copyrights) during its fiscal year ended June 30, 1996 or in any fiscal year thereafter. K-Tel USA will not make any Capital Expenditure to acquire copyrights in Sound Recordings, Compilations and Compositions or long-term licenses (having a term of more than 5 years) of copyrights. Dominion will not make any Capital Expenditure to acquire copyrights in Sound Recordings, Compilations or Compositions or long-term licenses (having a term of more than 5 years) of copyrights if, after giving effect to any such Capital Expenditure, (i) the aggregate amount of Capital Expenditures made by Dominion to acquire copyrights in Sound Recordings, Compilations, Compositions and long-term licenses of copyrights would exceed $2,500,000 from the date of this Agreement through the Commitment Termination Date or (ii) the Borrowers would not be in compliance with all provisions of this Agreement."

         11. The Note is hereby amended by deleting the date "December 31, 1995" as it appears in the first paragraph thereof and by substituting therefor the date "November 30, 1996".

         12. The effectiveness of this Amendment shall be subject to the condition precedent that the Bank shall have received each of the following in form and substance acceptable to the Bank:

                  (a) A certified copy of the resolutions of the Board of Directors of K-Tel USA evidencing approval of this Amendment and the other matters contemplated hereby, certified by the Secretary or Assistant Secretary of K-Tel USA as being a true, correct and complete copy thereof which has been duly adopted and is in full force and effect, together with a certificate of such Secretary or Assistant Secretary of K-Tel USA certifying the names and true signatures of the officers of K-Tel USA authorized to sign this Amendment and the other documents to be delivered by K-Tel USA hereunder.

                  (b) A certified copy of the resolutions of the Board of Directors of Dominion evidencing approval of this Amendment and the other matters contemplated hereby, certified by the Secretary or Assistant Secretary of Dominion as being a true, correct and complete copy thereof which has been duly adopted and is in full force and effect, together with a certificate of such Secretary or Assistant Secretary of Dominion certifying the names and true signatures of the officers of Dominion authorized to sign this Amendment and the other documents to be delivered by Dominion hereunder.

                  (c) A Certificate of the Secretary of K-Tel USA certifying as to (1) the fact that the articles of incorporation and bylaws of K-Tel USA, which were previously certified and delivered to the Bank continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered.

                  (d) A Certificate of the Secretary of Dominion certifying as to (1) the fact that the articles of incorporation and bylaws of Dominion, which were previously certified and delivered to the Bank continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered.

                  (e) Acknowledgment and Agreement of Guarantors attached below.

                  (f) Such other items as the Bank may require.

         13. From and after the date of this Amendment: (i) all references in the Loan Documents to "the Note" shall be deemed to refer to the Note as amended by this Amendment; and (ii) all references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment.

         14. Except as explicitly amended by this Amendment, all of the original terms and conditions of the Credit Agreement shall remain in full force and effect.

         15. The execution of this Amendment and acceptance of any documents related thereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or any other Loan Document, whether or not known to the Bank and whether or not such Default or Event of Default exists on the date of this Amendment.

         16. The Borrowers, and K-Tel International, Inc. and K-tel, Inc. by signing the Acknowledgement and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or any Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         17. The Borrowers hereby reaffirm their agreement under Section 8.5 of the Credit Agreement. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Bank for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental thereto.

         18. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                     K-TEL INTERNATIONAL (USA), INC.


                                      By /s/ Mark Dixon
                                        Its Vice President


                                     DOMINION ENTERTAINMENT, INC.


                                      By /s/ Mark Dixon
                                        Its Vice President


                                     TCF BANK MINNESOTA FSB

                                      By /s/ Richard D. Larson
                                        Its Vice President

                                     And

                                      By /s/ Jason Korstange
                                        Its Senior Vice President


EX1038.DOC


                   ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS


         The undersigned, K-Tel International, Inc., and K-Tel, Inc., each a guarantor of the indebtedness of K-Tel International (USA), Inc. and Dominion Entertainment, Inc. (together, the "Borrowers") to the Bank pursuant to their Guaranties dated as of July 22, 1994 and January 30, 1995, respectively, (the "Guaranties"), each hereby (i) acknowledges receipt of the foregoing Fifth Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 16 of the foregoing Fifth Amendment) and execution thereof; (iii) reaffirms its obligations to the Bank pursuant to the terms of its Guaranty; and (iv) acknowledges and agrees that the Bank may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the present and future indebtedness of the Borrowers to the Bank.


                                    K-TEL INTERNATIONAL, INC.

                                      By /s/ Mark Dixon
                                        Its Vice President


                                    K-TEL, INC.


                                      By /s/ Mark Dixon
                                        Its Vice President


EX1038.DOC